================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     Nabi
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



                     5800 Park of Commerce Boulevard, N.W.
                           Boca Raton, Florida 33487

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1999

                               ----------------

  The Annual Meeting of Stockholders of Nabi will be held on Friday, May 28, 1999 at 10:00 a.m., in the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to approve Nabi's Stock Plan for Non-Employee Directors, as amended.

  3. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 16, 1999 as the record date for determining the stockholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Boca Raton, Florida
April 28, 1999

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 28, 1999

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Nabi (the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, May 28, 1999 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and to approve the Company's Stock Plan for Non-Employee Directors, as amended.

  If a stockholder specifies in the Proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification, but any Proxy which does not specify how it is to be voted will be voted "for" the election of the nominees for director named herein and for the approval of the Stock Plan for Non-Employee Directors, as amended. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the stockholder's Proxy unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

  The Company's principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company mailed this Proxy Statement and the Proxy on or about April 28, 1999 to its stockholders of record at the close of business on April 16, 1999.

               ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements and the report of PricewaterhouseCoopers LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 16, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  It has been the practice of the Company's Board of Directors at its first meeting following the annual meeting of stockholders to approve independent certified public accountants for the ensuing year.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock of the Company at the close of business on April 16, 1999 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 34,913,623 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on said date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat and approval of the Stock Plan for Non-Employee Directors will require the affirmative vote of the holders of shares of Common Stock representing a majority of the votes present (or represented) and entitled to vote on the matter. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. For purposes of the vote on the Stock Plan for Non-Employee Directors, abstentions will have the same effect as votes against the plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. Both abstentions and broker non-votes will count toward the presence of a quorum.

                                    ITEM I

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of not less than three nor more than 15 directors, the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at seven. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board. No decrease in the number of directors, however, shall affect the term of any director in office.

  Each of the following directors has been nominated for reelection at the Annual Meeting.

  David L. Castaldi, age 59, has been a director of Nabi since July 1994. Since August 1998, Mr. Castaldi has been Chief Executive Officer of Cadent Medical Corp. ("Cadent"), a medical device company of which he was a co-founder. Since October 1996, Mr. Castaldi also has served as Cadent's Chairman. From August 1996 to August 1998, he was a consultant to and Chief Executive Officer of Biolink Corporation, a medical device company. He was one of the founders of BioSurface Technology, Inc., and served as its President and Chief Executive Officer and as a director from March 1987 until it was acquired by Genzyme Corporation in December 1994. From 1971 to 1987, Mr. Castaldi was employed by Baxter Travenol Laboratories, Inc. where he served, from 1977 to 1987, as President of the Hyland Therapeutics Division, a worldwide manufacturer and marketer of therapeutic biological pharmaceuticals. Mr. Castaldi also serves on the Board of Directors of Ergo Science Corp.

  Joseph C. Cook, Jr., age 57, has been a director of Nabi since November 1995. Mr. Cook has been the Chairman and Chief Executive Officer of Amylin Pharmaceuticals, Inc. since March 1998, and is a founder and principal of Life Sciences Advisors, LLC, a senior level management consulting firm organized in 1994. Mr. Cook also has served as Chairman of Microbia, Inc. since January 1998, and is a founder of Cambrian Associates, LLC, a management consulting firm founded in 1994. In 1993, Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly & Company. During his 28 years with Lilly, Mr. Cook held several management positions. Mr. Cook also serves on the Board of Directors of Dura Pharmaceuticals, Inc.

  George W. Ebright, age 61, has been a director of Nabi since November 1995. Until December 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation ("Cytogen"), a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer and director. For 26 years prior to joining Cytogen, Mr. Ebright held various management positions at SmithKline Beecham Corporation, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the Board of Directors of The West Company and Arrow International.

  David J. Gury, age 60, has served as Nabi's Chairman of the Board, President and Chief Executive Officer since April 3, 1992. Previously, since May 21, 1984, he was Nabi's President and Chief Operating Officer. He has been a director of Nabi since 1984. From July 1977 until his employment by Nabi, Mr. Gury was employed by Alpha as Director of Plasma Procurement (through October
1980), General Manager, Plasma Operations (through October 1981) and Vice President, Plasma Supply (through May 1984). In these capacities, Mr. Gury had executive responsibilities for plasma procurement and operation of plasmapheresis centers.

  Richard A. Harvey, Jr., age 49, has been a director of Nabi since 1992. He has been President of Stonebridge Associates, LLC ("Stonebridge"), a Boston investment banking firm, since January 1996, and was

President of BNY Associates, Incorporated ("BNYA"), Stonebridge's predecessor-in-interest, from November 1991 to January 1996. Previously, from April 1988 to November 1991, he was a Managing Director of BNYA, and from April 1980 to April 1988 he was a Senior Vice President of Shearson Lehman Brothers.

  Linda Jenckes, age 51, has been a director of Nabi since 1997. Ms. Jenckes has been a principal of Linda Jenckes & Associates, a legislative, media and public affairs consulting firm which she founded, since February 1995. Previously, from January 1982 to January 1995, Ms. Jenckes was Senior Vice President of Health Insurance Association of America, a health and disability insurance trade association. Ms. Jenckes also serves on the Board of Directors of Vivus, Inc.

  David A. Thompson, age 57, has been a director of Nabi since 1990. Mr. Thompson has been Chairman of the Board and Chief Executive Officer of Diagnostic Marketing Strategies, a management consulting company which he founded, since March 1996. In June 1995, Mr. Thompson retired as Senior Vice President of Abbott Laboratories ("Abbott") and as President of its Diagnostics Division, positions he had held since August 1983. Prior to that time he served in various capacities at Abbott and its Ross Laboratories Division, including Vice President of Personnel, Vice President of the Materials Management Division, Vice President of Operations and Director of Manufacturing and Engineering. Mr. Thompson serves on the Board of Directors of Hycor Biomedical Incorporated, LifeCell Corporation, NeoPath Incorporated and St. Jude Medical.

Certain Information Regarding Directors

  The Board of Directors of the Company, which held 11 meetings in 1998, has formed the following committees:

  The Compensation Committee, consisting of Messrs. Thompson, Harvey and Ebright, whose function is to administer the Company's bonus plans; to determine the compensation of the Company's Chief Executive Officer and other executive officers; and to advise the Board of Directors on compensation matters generally, to the extent the Board requests its advice. The Compensation Committee met four times in 1998.

  The Stock Option Committee, consisting of Messrs. Thompson and Ebright, whose function is to administer the Company's equity incentive plans. The Stock Option Committee met four times in 1998.

  The Audit Committee, consisting of Messrs. Castaldi and Cook and Ms. Jenckes, whose function is to make recommendations to the Board of Directors with regard to the selection of the Company's independent auditors; to review the Company's financial statements and the results of the independent audit, including the adequacy of internal controls; and to oversee or conduct special investigations or other functions on behalf of the Board of Directors. The Audit Committee met three times in 1998.

  Each director of the Company attended more than 75% of the aggregate of (i) all meetings of the Board held during the period for which he or she has been a director and (ii) all meetings of each committee of which he or she was a member during 1998.

  Prior to 1999, each non-employee director received an annual fee of $10,000, and a fee of $300 for each meeting of the Board or any committee thereof attended by the director, unless the director participated in any such meeting by conference telephone, in which case the fee was $100. In 1998, a report prepared by a consultant to the Compensation Committee indicated that the Company's non-employee directors' fees were lower than those of a surveyed comparison group. As a result, beginning in 1999, each non-employee director receives an annual fee of $15,000, and a fee of $500 for each meeting of the Board or any committee thereof attended by the director (except, again, for meetings attended by conference telephone, in which case the fee is $100). Also beginning in 1999, fees are paid for attendance at committee meetings even if they are scheduled in connection with Board meetings. Previously, no fee had been paid for attendance at any such meetings. Each non-employee director, pursuant to the Company's Stock Plan for Non-Employee Directors, may elect to receive his or her annual fee in shares of Common Stock in lieu of cash. Directors also are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

  Prior to 1999, each non-employee director received, pursuant to the Company's Stock Plan for Non-Employee Directors, a stock option covering 5,000 shares of Common Stock on the date on which he or she initially was elected to serve in office, and a stock option covering 2,000 shares of Common Stock on the date of each subsequent annual meeting of stockholders at which he or she was elected to continue in office. The report of the consultant to the Compensation Committee also indicated that grants of this size were below the norm of the comparison group. As a result, if the proposed amendments to the Stock Plan for Non-Employee Directors are approved at the Annual Meeting, then each newly-elected or continuing, re-elected non-employee director will be granted an option to purchase a number of shares of Common Stock to be determined by the Board of Directors on the date of his or her election (or re-election, as the case may be).

  There are no family relationships among any of the directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Robert B. Naso, the Company's Senior Vice President of Quality, Regulatory and Product Development, filed a Form 4 with the Securities and Exchange Commission (the "SEC") on April 8, 1999, with respect to one transaction. Bruce K. Farley, the Company's Senior Vice President of Manufacturing Operations, filed a Form 3 with the SEC on April 6, 1999.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table contains a summary of the annual, long-term and other compensation of certain of the Company's executive officers, including its Chief Executive Officer, for each of the Company's fiscal years ended December 31, 1998, 1997 and 1996.

                                                                     Long Term
                                                                    Compensation
                                       Annual Compensation             Awards
                              ------------------------------------- ------------
                                                                     Securities
   Name and Principal         Salary               Other Annual      Underlying     All Other
        Position         Year ($)(1)  Bonus ($) Compensation ($)(2) Options (#)  Compensation ($)
   ------------------    ---- ------- --------- ------------------- ------------ ----------------
David J. Gury........... 1998 450,001      --         24,749          190,000         55,380(3)
 Chairman of the Board,  1997 454,962      --         22,226          165,735         55,327
 President and Chief     1996 420,750  286,387        25,305          109,762         58,086
 Executive Officer
John C. Carlisle........ 1998 259,615      --          4,270              --          22,864(3)
 Former Senior Vice      1997 257,115      --            --            80,795         21,064
 President,
  Manufacturing          1996 256,250  148,930         3,004           53,623         20,864
 Operations
Robert B. Naso.......... 1998 219,135      --            --            70,000         12,864(3)
 Senior Vice President,  1997 221,149      --            --            85,086         12,864
 Quality, Regulatory and 1996 195,205   87,944           --            34,038         12,864
 Product Development
David D. Muth(4)........ 1998 211,538      --            --            70,000         16,676(3)
 Senior Vice President,  1997 202,692      --         98,294           56,243         13,537
 Business Operations     1996  65,769   46,252        44,393           32,246         12,077
Frank J. Malinoski(5)... 1998 181,154      --            --               --           6,306(3)
 Former Senior Vice      1997 164,497      --            --            42,275          6,306
 President, Medical and  1996 126,721   15,000        50,104              --           6,204
 Clinical Affairs

--------
(1) Includes for certain individuals bonuses and accrued unused vacation reimbursements that were deferred at the election of the individuals into retirement accounts pursuant to the Company's Supplemental Executive Retirement Program (the "SERP").

(2) Includes $87,494 and $40,793 paid for relocation expenses for Mr. Muth in 1997 and 1996, respectively, and $50,104 paid for relocation expenses for Mr. Malinoski in 1996.

(3) Includes premiums for life insurance in the amounts of $28,380, $864, $864, $522 and $306 paid by the Company on behalf of, respectively, Messrs. Gury, Carlisle, Naso, Muth and Malinoski during 1998. Also includes contributions made by the Company under its 401(k) plan in the amount of $5,000 on behalf of each of Messrs. Gury and Carlisle and $4,154 on behalf of Mr. Muth during 1998. Also includes premiums for split dollar life insurance contributions under the SERP in the amounts of $22,000, $17,000, $12,000, $12,000 and $6,000 on behalf of, respectively, Messrs.
    Gury, Carlisle, Naso, Muth, and Malinoski during 1998, which premium payments (less $1,500, $904, $603, $462 and $363, respectively) are recoverable by the Company in the event of the employee's termination of employment or death.

(4) Mr. Muth joined Nabi in August 1996 and became an executive officer in November 1996.

(5) Mr. Malinoski joined Nabi in March 1996 and became an executive officer in May 1997.

Option/SAR Grants in Last Fiscal Year

  The following table contains information with respect to stock options granted to the Chief Executive Officer and the named executive officers during 1998. The Company has not granted SARs.

                                                                              Potential Realizable Value at
                                                                                 Assumed Annual Rates of
                                                                               Stock Price Appreciation for
                                          Individual Grants                            Option Terms
                         ---------------------------------------------------- ------------------------------
                           Number of     Percent of
                           Securities   Total Options
                           Underlying    Granted To
                            Options     Employees in    Exercise   Expiration
                         Granted (#)(1)  Fiscal Year  Price ($/sh)    Date        5%($)          10%($)
                         -------------- ------------- ------------ ---------- -------------- ---------------
David J. Gury...........    165,735          8.6%        $3.44     1/30/2008         358,290        907,977
John C. Carlisle........     80,795          4.2%        $3.44     1/30/2008         174,665        442,635
Robert B. Naso..........     85,086          4.4%        $3.44     1/30/2008         183,941        466,143
David D. Muth...........     56,243          2.9%        $3.44     1/30/2008         121,588        308,127
Frank J. Malinoski......     42,275          2.2%        $3.44     1/30/2008          91,391        231,603

--------
(1) Each option becomes exercisable with respect to 25% of the shares subject to the option on each of January 30, 1999, 2000, 2001 and 2002. The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company (as determined by the Compensation Committee), the Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Under the terms of his employment agreement, if Mr. Gury is terminated without cause (as defined), one-half of his then-unvested stock options will immediately become exercisable. The Company also has agreed that, under certain circumstances where Mr. Gury is terminated following a change in control, 75% of his then-unvested stock options will immediately become exercisable. Under the terms of their employment agreements, if any of Messrs. Carlisle, Naso, Muth or Malinoski is terminated without cause (as defined), all of his then-unvested stock options will immediately become exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended December 31, 1998 and the total numbers of unexercised options held by the Chief Executive Officer and the named executive officers as of December 31, 1998.

                                                     Number of Securities   Value of Unexercised In-
                                                    Underlying Unexercised    the-Money Options at
                                                    Options at December 31,       December 31,
                                                            1998(#)                 1998($)
                                                    ----------------------- ------------------------
                           Shares
                         Acquired on
                          Exercise       Value           Exercisable/             Exercisable/
                             (#)     Realized($)(1)      Unexercisable          Unexercisable(2)
                         ----------- -------------- ----------------------- ------------------------
David J. Gury...........   53,400       146,850         366,705/328,918            25,360/--
John C. Carlisle........      --            --          129,806/162,983               -- /--
Robert B. Naso..........      --            --           97,798/124,943               -- /--
David D. Muth...........      --            --           33,061/105,428               -- /--
Frank J. Malinoski......      --            --            33,170/81,786               -- /--

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) Calculated using the difference between the option exercise price and approximately $2.69, the closing price of the Company's Common Stock on the Nasdaq National Market ("Nasdaq") on December 31, 1998. The closing price of the Company's Common Stock on Nasdaq on April 20, 1999 was $3.44.

Employment Agreements

  The Company has employment agreements with each of the named executive officers. The employment agreement with Mr. Carlisle, effective January 1, 1997, expires on December 31, 1999. The employment agreement with Mr. Naso, effective August 1, 1998, expires on July 31, 2001. The employment agreement with Mr. Muth, effective August 19, 1996, expires on July 31, 1999. The employment agreement with Mr. Malinoski, effective January 1, 1998, expires on July 31, 1999. The base salaries paid under the employment agreements with Messrs. Carlisle, Naso, Muth and Malinoski were $250,000, $215,000, $200,000 and $190,000, respectively, for the one-year period ended March 31, 1999. Under the employment agreements with Messrs. Carlisle, Naso, Muth and Malinoski (collectively, the "Employment Agreements"), each of the employees is entitled to receive additional compensation and annual bonuses as determined by the Compensation Committee and term life insurance, and is eligible to participate in the Company's benefit plans and programs. In addition, Messrs. Carlisle, Naso and Muth are entitled to receive a monthly automobile allowance. Each of the Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if any of Messrs. Carlisle, Naso, or Malinoski is terminated without cause (as defined) he is entitled to receive a severance payment in the amount of 100% of his then-current annual salary and the continuation of all then-existing benefits for 12 months following termination. If Mr. Muth is terminated without cause (as defined) he is entitled to receive a severance payment in the amount of 100% of his then-current annual salary and the continuation of all then-existing benefits for six months following termination. In addition, for a termination without cause, all of these employees' then-unvested stock options will vest and become exercisable. Each of the Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

  Mr. Carlisle's employment with the Company terminated effective March 5, 1999. In addition to the severance provisions contained in his employment agreement, he is entitled to receive outplacement services worth $18,000, the Company's aggregate matching contributions under the SERP of approximately $60,000, and a one-year extension of the time during which he may exercise his stock options.

  Mr. Malinoski resigned from the Company effective February 19, 1999. He will receive no severance benefits.

  Mr. Gury's employment agreement was effective January 1, 1993, and automatically is continued for successive one-year terms on January 1 of each year unless at least 180 days' prior notice of termination is given by either Mr. Gury or the Company. Mr. Gury's base salary under the agreement was $428,000 through the one-year period ended March 31, 1999, and is subject to annual increases at the discretion of the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Committee. The employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury's employment at any time during the term of the employment agreement (including any automatic extension thereof). If the termination is without cause (as defined in the agreement), for three years, Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, all restricted stock awarded to Mr. Gury will no longer be subject to forfeiture or contractual restrictions on transfer and one-half of his then-unvested stock options will vest and become exercisable. During such period, Mr. Gury shall continue to receive all benefits that he otherwise is entitled to receive under the employment agreement and professional out-placement services at the Company's expense. The employment agreement also provides under certain circumstances for severance benefits in the event Mr. Gury terminates his employment following the initial term of the agreement or any extension thereof. Mr. Gury's employment agreement provides that he will not compete with the Company during any period in which he is receiving severance payments. In addition, in certain circumstances involving the termination of Mr. Gury's employment following a change in control of the Company, Mr. Gury will receive a lump sum payment of three times his base salary and average bonus, professional out-placement services at the Company's expense, three years' continued benefits and accelerated vesting with respect to 75% of his then-unvested options.

Compensation Committee Report

  Executive compensation levels are based on a compensation program developed by the Compensation Committee in February 1993, which was modified in 1998 with respect to equity incentive compensation.

  Management Compensation Program. The Company's Management Compensation Program (the "Program") was developed by the Committee with the assistance of an outside compensation consultant and the Company's Vice President of Human Resources, and incorporates the results of a study undertaken by the American Compensation Association of executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between planned organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company's performance is superior to theirs and below such comparators if the Company's performance is inferior to theirs. Third, the Company's compensation program should allow it to attract and retain individuals whose performance will enhance the profitability of the Company and, thus, stockholder value.

  The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the "Comparator Group") to serve as the basis for determining the appropriate cash incentive element of the Program. The companies in the Comparator Group are selected from the pharmaceutical/healthcare industry based upon their similarity to the Company in size, as determined by total revenue, and performance, as determined by return on equity.

  Base salary, annual bonus and equity incentive compensation, the three components of executive officers' compensation provided under the Program for 1998, are discussed below. Base salary and equity incentive compensation for 1998 were established by the Committee in early 1998 based upon prior years' performance and the additional factors discussed below.

  Base Compensation. The Program is targeted to establish conservative base salaries set at 90% of the median salary levels of the Comparator Group.

  The Committee makes salary decisions based upon a structured annual review with input from the Chief Executive Officer for the other executive officers as deemed appropriate. Three equally weighted criteria, performance relative to corporate budgets, performance on specific projects and management attributes/skills performance, are the measurement factors used to make base salary decisions. With the exception of Mr. Malinoski, executive officer base salaries were not raised in 1998 due to the Company's 1997 performance.

  Annual Bonus. Annual cash bonuses are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above the planned operating goals. When planned operating goals are attained or exceeded, the executives are eligible to receive cash bonuses ranging up to 125% of their base salaries. Annual bonuses were not awarded for 1998 due to the Company's 1998 performance.

  Equity Incentive Compensation. The long-term performance-based compensation of executive officers takes the form of option awards under the Company's stock option plans. The Committee believes that this equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company. Despite the fact that bonuses were not awarded to the Company's executive officers in 1998, the Stock Option Committee approved the issuance of options to these officers in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company's stockholders.

  Other Compensation. The Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

  Chief Executive Officer Compensation. Mr. Gury's 1998 base salary was approximately 90% of the median level of the base salaries in the Comparator Group. In 1997, Mr. Gury's base salary also was approximately 90% of the median level. In 1998, an option to purchase 165,735 shares of Common Stock was awarded to Mr. Gury under the equity incentive portion of the Program.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          David A. Thompson
                                          Richard A. Harvey, Jr.
                                          George W. Ebright

Comparative Stock Performance

  The following graph and chart compare during the five-year period commencing December 31, 1993 and ending December 31, 1998 the annual change in the cumulative total return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks indices, assuming the investment of $100 on December 31, 1993 (at the market close) and the reinvestment of any dividends.

                             [GRAPH APPEARS HERE]

                      COMPARATIVE FIVE-YEAR TOTAL RETURN

                       1993       1994       1995      1996      1997      1998
NABI                 $100.00    $226.42    $324.53   $264.15   $102.83   $ 81.13

NASDAQ STOCK MARKET
(U.S.) INDEX         $100.00    $ 97.75    $138.26   $170.01   $208.30   $293.52

NASDAQ PHARMACEUTICAL
STOCKS INDEX         $100.00    $ 75.26    $138.04   $138.47   $142.98   $182.77

                                    ITEM II

   PROPOSAL TO APPROVE THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED

  On March 4, 1999, the Board of Directors adopted, subject to stockholder approval, amendments to the Company's Stock Plan for Non-Employee Directors (the "Directors' Plan"). The purpose of the Directors' Plan is to advance the interests of the Company by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing a portion of their compensation in options to acquire shares of the Company's Common Stock and also by providing them with the opportunity to receive in shares a portion of the cash compensation otherwise due them. The following is a summary of the material provisions of the Directors' Plan, as it is proposed to be amended, and is qualified in its entirety by reference to the complete text of the Directors' Plan which is attached to this Proxy Statement as Exhibit A.

  The Directors' Plan is administered by the Stock Option Committee of the Company's Board of Directors, which has the power to construe and interpret the terms and provisions of the Directors' Plan. Only directors of the Company who are not present or former employees of the Company or any subsidiary of the Company (the "Non-Employee Directors") are eligible to participate in the Directors' Plan. A maximum of 300,000 shares may be delivered upon the exercise of options granted under the Directors' Plan.

  Upon the approval of the Directors' Plan by the stockholders of the Company and if the stockholders reelect the current Non-Employee Directors at the Annual Meeting, each such director will be eligible to receive an option to purchase a number of shares of Common Stock that will be determined by the Board of Directors at its meeting held subsequent to the Annual Meeting. The Board currently anticipates that each of the options granted following the Annual Meeting will be to purchase 7,500 shares. On the date of each subsequent annual meeting, each Non-Employee Director continuing in office, and each newly-elected Non-Employee Director, will be granted an option to purchase a number of shares of Common Stock to be determined by the Board on such date. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of Common Stock as reported on Nasdaq on the date the option is granted.

  All options granted under the Directors' Plan will become fully exercisable six months after the date of grant. Upon a Non-Employee Director's departure from the Board of Directors by reason of death, all options that are not then exercisable will terminate and options that are exercisable on the date of death may be exercised by the Non-Employee Director's executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, only during the subsequent one-year period. If a Non-Employee Director's service with the Company terminates for any other reason, all options held by the Non-Employee Director that are not then exercisable will terminate and options that are exercisable on the date of termination will continue to be exercisable only during the subsequent sixty day period. Upon a sale of the Company, all options held by Non-Employee Directors will terminate; provided, however, that 20 days prior to the effective date of any such sale, all outstanding options under the Directors' Plan that are not otherwise exercisable will become immediately exercisable. In all other events, options granted under the Directors' Plan will remain exercisable until the fifth anniversary of the date of grant. Generally, no option may be transferred other than by will or the laws of descent and distribution.

  Under the Directors' Plan, a Non-Employee Director may elect in writing to be paid all or a portion of his or her annual director's retainer in shares of Common Stock. The number of shares to be delivered to a Non-Employee Director upon such election is determined by dividing the amount of the annual retainer to be received in shares of Common Stock by the last sale price of a share of Common Stock as reported on Nasdaq on the date the annual retainer is to be paid.

  The Board of Directors may at any time terminate the Directors' Plan, but options previously granted and elections previously made will not be affected by any such action. The Board of Directors may at any time or times amend the Directors' Plan for any purpose that may at the time be permitted by law.

  The options granted under the Directors' Plan are nonstatutory stock options, which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of an option under the Directors' Plan will not result in taxable income to the director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option was exercised.

  The Board of Directors believes that approval of the Directors' Plan, as amended, will allow the Company to attract and retain highly qualified outside directors and to strengthen the commonality of interest between directors and stockholders. Accordingly, the Board urges the stockholders to vote for the approval of the Directors' Plan, as amended.

                             CERTAIN STOCKHOLDERS

  The following table sets forth information as of April 16, 1999 (except as otherwise indicated in the notes below) with respect to (i) each director of Nabi, (ii) the named executive officers, (iii) all officers and directors of Nabi as a group and (iv) each person who is known by Nabi to be the beneficial owner of more than five percent of Common Stock. Except as otherwise indicated, this information has been furnished by the persons listed in the table.

                                                     Shares        Percent of
                                                  Beneficially    Outstanding
Name of Beneficial Owner                            Owned(1)      Shares Owned
------------------------                          ------------    ------------
Directors
David J. Gury....................................    985,249(2)       2.8%
David L. Castaldi................................     27,401(3)        *
Joseph C. Cook, Jr...............................     43,017(4)        *
Brian H. Dovey...................................    938,467(5)       2.7%
George W. Ebright................................     37,200(4)        *
Richard A. Harvey, Jr............................     13,500(6)        *
Linda Jenckes....................................      9,500(6)        *
David A. Thompson................................     21,258(7)        *
Named Executive Officers
David J. Gury....................................    985,249(2)       2.8%
John C. Carlisle.................................    367,891(8)       1.0%
Robert B. Naso...................................    134,990(6)        *
David D. Muth....................................     56,435(9)        *
Frank J. Malinoski...............................     47,008(10)       *
All officers and directors as a group (14
 Persons)........................................  2,295,046(11)      6.4%
Greater Than Five Percent Stockholders
Abbott Laboratories..............................  2,000,000(12)      5.7%
 One Abbott Park Road
 Abbott Park, IL 60064-3500
Deerfield Management.............................  2,405,000(13)      6.9%
 450 Lexington Avenue
 Suite 1450
 New York, NY 10017
Heartland Advisors, Inc..........................  3,210,000(14)      9.2%
 790 North Milwaukee Street
 Milwaukee, WI 53202
Loomis, Sayles & Company, L.P....................  2,101,625(15)      5.7%
 One Financial Center
 Boston, MA 02111
Dimensional Fund Advisors Inc....................  2,462,629(16)      7.1%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

--------
*  Less than 1%.

 (1) Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

 (2) Includes (a) an aggregate of 96,000 shares of Common Stock owned by Mr. Gury's immediate family and 4,500 shares held by Mr. Gury as trustee under trusts for the benefit of his children, all as to which Mr. Gury disclaims beneficial ownership, and (b) an aggregate of 489,065 shares of Common Stock which may be acquired under stock options which are presently exercisable.

 (3) Includes 13,500 shares of Common Stock which may be acquired under stock options which are presently exercisable and 7,142 shares of Common Stock which may be acquired upon the conversion of the Company's convertible subordinated notes due 2003 (the "Notes") held by Mr. Castaldi.

 (4) Includes 33,250 shares of Common Stock which may be acquired under stock options which are presently exercisable.

 (5) Includes 13,500 shares of Common Stock which may be acquired under stock options which are presently exercisable. Also includes 919,328 shares of Common Stock owned by Domain Partners II, L.P. Mr. Dovey is a general partner of One Palmer Square Associates II, L.P., the general partner of Domain Partners II, L.P. Mr. Dovey has indirect beneficial ownership of these shares. Mr. Dovey is not standing for re-election as a director of the Company.

 (6) Shares of Common Stock which may be acquired under stock options which are presently exercisable.

 (7) Includes 13,500 shares of Common Stock which may be acquired under stock options which are presently exercisable.

 (8) Includes 292,789 shares of Common Stock which may be acquired under stock options which are presently exercisable.

 (9) Includes (a) 252 shares of Common Stock owned by Mr. Muth's children (as to which shares Mr. Muth disclaims beneficial ownership), and (b) an aggregate of 55,183 shares of Common Stock which may be acquired under stock options which are presently exercisable.

(10) Includes 46,908 shares of Common Stock which may be acquired under stock options which are presently exercisable.

(11) See notes 2 through 7 and 9 above. Also includes 129,548 shares of Common Stock which may be acquired under stock options held by executive officers not named in the table above which are presently exercisable, and 28,029 shares of Common Stock beneficially owned by such officers.

(12) See "Certain Transactions" with respect to voting and other agreements concerning these shares.

(13) The information in the table and this note is derived from information provided to the Company by Deerfield Management. Mr. Arnold Snider, a general partner of Deerfield Management, has filed a Schedule 13G with the SEC relating to 1,850,000 of these shares.

(14) Heartland Advisors, Inc., a registered investment advisor, has no voting power over the shares identified in the table. The information in the table and this note is derived from a Schedule 13G filed by Heartland Advisors, Inc. with the SEC on February 2, 1999.

(15) Consists of shares of Common Stock which may be acquired upon the conversion of Notes. Upon conversion, Loomis, Sayles & Company, L.P., a registered investment advisor, would share voting power over 187,499 shares, have no voting power over 144,500 shares, and share investment power over all the shares identified in the table. The information in the table and this note is derived from a Schedule 13G filed by Loomis, Sayles & Company, L.P. with the SEC on February 10, 1999.

(16) Dimensional Fund Advisors Inc. is a registered investment advisor. The information in the table and this note is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 11, 1999.

                             CERTAIN TRANSACTIONS

Abbott Laboratories

  In 1992 the Company acquired certain assets from Abbott Laboratories ("Abbott") relating to H-BIG(R), a proprietary FDA-licensed product currently used to provide passive immunity from exposure to hepatitis B. In consideration for the acquisition of the assets, the Company issued to Abbott 2,000,000 shares of the Company's Common Stock (which Abbott continued to hold as of March 31, 1999) and agreed to pay Abbott royalties based upon sales of H-BIG(R). The Company accrued approximately $2.3 million in 1998 with respect to this royalty.

  In connection with the H-BIG(R) acquisition, Abbott and the Company entered into a Shareholder Agreement which governs the rights of Abbott and the companies Abbott controls (collectively, the "Abbott Group") with respect to all shares of the Company's Common Stock from time to time held by the Abbott Group. The Shareholder Agreement requires the Abbott Group to vote its shares of the Company's Common Stock both for the Company's nominees to the Company's Board of Directors and, unless the Company otherwise consents in writing or the stockholders are voting on a "significant event," on all other matters to be voted on by the Company's stockholders in the same proportion as the votes cast by the Company's other stockholders. The Shareholder Agreement also imposes certain restrictions on the right of the Abbott Group to acquire or transfer any shares of the Company's Common Stock, and provides the Company with certain repurchase rights and obligations with respect to the shares of the Company's Common Stock held by the Abbott Group. The Shareholder Agreement terminates on the earlier of September 30, 2002 or two years from the date the voting power of the Abbott Group falls below five percent.

  In 1992 the Company and Abbott entered into a Plasma Data Management System License and Lease Agreement under which Abbott agreed to develop for and lease to the Company a proprietary computer system for managing data from the Company's testing of blood and blood components. The Agreement expires in September 2001, and requires monthly lease payments aggregating at least $1.0 million per year (depending upon the number of the Company's facilities using the system). The Company incurred approximately $1.0 million in payments under this agreement during 1998.

  During 1998, the Company also sold approximately $2.9 million of antibody, diagnostic and other products and testing services to Abbott and purchased approximately $12.6 million of reagents, testing supplies and other products from Abbott.

Transactions Involving Officers and Directors

  Mr. Gury, Nabi's Chairman, President and Chief Executive Officer, borrowed money from Nabi in October 1997 pursuant to a promissory note. The original principal amount of the note was $350,000, and the money was used for stock purchases and tax obligations. The original due date of the note was October 26, 1998, but during 1998 the due date was extended to December 31, 1999. The note bears interest at an annual rate of 8.5%. During 1998, the largest outstanding balance on the note was approximately $430,000. As of December 31, 1998, the outstanding balance on the note was approximately $293,000.

  Mr. Carlisle, Nabi's former Senior Vice President of Manufacturing Operations, received advances of money from Nabi during 1998 and in connection therewith signed two promissory notes. The advanced money was used for stock purchases. Each of the notes bears interest at an annual rate of 8.5%, and all remaining outstanding principal and interest thereunder is due on December 31, 1999. During 1998, the largest outstanding balance owed by Mr. Carlisle to the Company under the advances was $134,340.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices both (i) on or before December 25, 1999 (after which time they will not be included in the proxy statement and form of proxy relating to that meeting) and (ii) in accordance with the procedures and within the time frames specified in the Company's By-laws and summarized below.

  The By-laws of the Company specify when a stockholder must submit proposals for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at the meeting, the stockholder making it must give timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 28, 1999

                                                                      Exhibit A
                                     NABI

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose

  The purpose of this Stock Plan for Non-Employee Directors (the "Plan") is to advance the interests of Nabi (the "Company") by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing a portion of their compensation in options to acquire shares ("Shares") of the Company's common stock ("Common Stock") and also by providing the opportunity to receive in Shares a portion of the cash compensation otherwise due them.

2. Administration

  The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to administer the issuance of options granted in accordance with this Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Transactions under this plan are intended to comply with all applicable conditions of Rule16b-3 or its successors under Section16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3. Effective Date of Plan

  The Plan shall become effective on the date approved by the shareholders of the Company.

4. Shares Subject to the Plan

  (a) Number of Shares. The maximum number of Shares that may be delivered upon the exercise of options granted under the Plan and elections to receive Shares in lieu of cash compensation shall be 300,000 Shares. If any option granted under the Plan terminates without having been exercised in full or any election to receive Shares in lieu of cash compensation is not paid in full, the number of Shares as to which such option was not exercised or such election was not paid shall be available for future grants and/or elections within the foregoing limit.

  (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Shares or, if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in treasury. No fractional Shares shall be delivered under the Plan.

  (c) Changes in Stock; Restructuring, etc. In the event of a stock dividend, stock split or combination of shares, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. In the event of any other recapitalization, extraordinary dividend or distribution or restructuring transaction affecting the Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee may deem appropriate, and the number of shares issuable pursuant to any option theretofore granted (whether or not then exercisable) and/or the option price per share of such option shall be subject to such adjustment as the Committee may deem appropriate with a view toward preserving the value of such option.

5. Eligibility for Options

  Directors eligible to receive options under the Plan and to elect to receive Shares in lieu of cash compensation ("Non-Employee Directors") shall be those directors who are not present or former employees of the Company or of any subsidiary of the Company.

6. Terms and Conditions of Options

  (a) Number of Options. On the date of each annual meeting of stockholders, each Non-Employee Director continuing in office and each newly elected Non-Employee Director shall be awarded an option covering a number of Shares to be determined by the Board in its sole discretion. For purposes of this paragraph, any Non-Employee Director elected to office at a special meeting of stockholders or by the Board since the last annual meeting shall be treated at the time of his or her initial election as a newly elected Non-Employee Director.

  (b) Exercise Price. The exercise price of each option shall be the fair market value per Share at the time the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this subsection, the fair market value of a Share on any date shall be the last sale price of a share of Common Stock on such day as reported on the Nasdaq National Market (or if the Common Stock is then listed or admitted to unlisted trading privileges on a national securities exchange, the last sale price of a share of Common Stock regular way on the principal national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges) or, if there was no such reported price on such day, the latest day prior thereto on which there was such a reported price.

  (c) Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is five years from the date the option was granted.

  (d) Exercise of Options.

    (1) Each option shall become exercisable to the full extent of all Shares covered thereby six months after the date of the grant.

    (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of Shares for which the option is exercised.

    (3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

  (e) Payment for and Delivery of Shares. Shares purchased under the Plan shall be paid for as follows: (i) by certified or bank check or other instrument acceptable to the Committee (in accordance with guidelines established for this purpose), (ii) through the delivery of shares of Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or
(iv) by any combination of the permissible forms of payment.

  (f) Non-Transferability of Options. Except to the extent the Committee shall otherwise determine, whether at the time the option is granted or thereafter, no option may be transferred other than by will or by the laws of descent and distribution; and during a director's lifetime an option may be exercised only by him or her.

  (g) Death, Retirement and Disability of a Director. Upon departure from the Board by reason of death or disability (as determined by the Committee), all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable. All options held by such director may be exercised by such director or by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within one year after such departure. After completion of the one-year period, such options shall terminate to the extent not previously exercised. Notwithstanding the foregoing, options held by a director who dies following departure by reason of disability shall remain exercisable for one year following death. In no event shall any option referred to in this paragraph 6(g) be exercisable beyond its stated term, if earlier.

  (h) Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death or disability as specified in paragraph 6(g), all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of sixty days (but not beyond their stated term if earlier). After completion of that sixty-day period, such options shall terminate to the extent not previously exercised, expired or terminated.

  (i) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Common Stock by a single person or entity or by a group or persons and/or entities acting in concert, or in the event of a sale of all or substantially all assets or a dissolution or liquidation of the Company, all options hereunder will terminate; provided, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable.

7. Election to be Paid Annual Cash Retainer in Shares

  (a) Election. A Non-Employee Director may elect to be paid his or her annual retainer as a director of the Company, in whole or in part, in shares of Common Stock. Any such election must be in writing, must state what percentage of the annual retainer the director elects to receive in shares of Common Stock, and must be approved in advance by the Committee or by the Board. Failure to make any such election in accordance with the provisions of the preceding sentence shall mean that the annual retainer shall be paid solely in cash.

  (b) Valuation. For purposes of determining the number of shares of Common Stock to be delivered to a director pursuant to an election duly made pursuant to the immediately preceding subsection (a), the amount of the annual retainer shall be divided by the fair market value of a share of Common Stock on the date the annual retainer is to be paid (but in the event of an original issue of authorized stock, in no event shall the value of a share of Common Stock be less than the par value of a share of Common Stock). Cash shall be paid to the directors in lieu of any fractional share. For purposes of this subsection, the fair market value of a share of Common Stock on any date shall be the last sale price of a share of Common Stock on such day as reported on the Nasdaq National Market (or if the Common Stock is then listed or admitted to unlisted trading privileges on a national securities exchange, the last sale price of a share of Common Stock regular way on the principal national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges) or, if there was no reported price on such day, the latest day prior thereto on which there was a reported price.

8. Miscellaneous

  (a) Rights as a Shareholder. Any option holder and any Non-Employee Director who shall have elected to receive Shares under the Plan in lieu of cash compensation shall not have the rights of a shareholder with regard to awards and/or elections under the Plan except as to Shares actually received by him or her under the Plan.

  (b) Compliance with Securities Laws. The Company shall not be obligated to deliver any Shares until (1), in the opinion of the Company's counsel, all applicable federal, state and foreign laws and regulations have been complied with, (2) if the Company's common stock outstanding is at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

9. Effect, Termination and Amendment

  The Committee may at any time terminate the Plan, but options previously granted and elections previously made shall not be affected thereby. The Board may at any time or times amend the Plan for any purpose which may at the time be permitted by law; provided, that except to the extent expressly required or permitted by the Plan, no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3.

                               REVOCABLE PROXY
                                    NABI

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 28, 1999

   The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Thomas H. McLain, Bruce K. Farley and Lorraine M. Breece, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Nabi to be held May 28, 1999, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Nabi that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.


                                                            With-   For All
                                                     For    hold    Except
1. For the election of all nominees                  [_]    [_]     [_]
   listed below (except as otherwise
   indicated).

   DAVID L. CASTALDI                  JOSEPH C. COOK, JR.
   GEORGE W. EBRIGHT                  DAVID J. GURY
   RICHARD A. HARVEY, JR.             LINDA JENCKES
   DAVID A. THOMPSON


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                                                     For  Against Abstain
2. For the approval of the Stock Plan for            [_]    [_]     [_]
   Non-Employee Directors, as amended.

   The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting for which Nabi did not receive proper notice in accordance with its By-laws, (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling with good cause to serve, and (iii) with respect to such other matters upon which discretionary authority may be conferred.

                                                              ------------------
Please be sure to sign and date this Proxy in the box below.    Date
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  Stockholder sign above                        Co-holder (if any) sign above

+                                                                              +
 ................................................................................
  Detach above card, sign, date, and mail in postage paid envelope provided.

                                     NABI
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  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN.
IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED.

  In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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